As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sunrise Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	93-3168928
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

525 Okeechobee Blvd., Suite 1650

West Palm Beach, FL 33401

(561) 530-3315
(Address, including zip code, of Principal Executive Offices)

Sunrise Realty Trust, Inc.

Stock Incentive Plan

(Full title of the plan)

Brian Sedrish
Chief Executive Officer
Sunrise Realty Trust, Inc.

525 Okeechobee Blvd., Suite 1650

West Palm Beach, FL 33401

(561) 530-3315

(Name, address and telephone number, including area code, of agent for service)

Copy to:

C. Brophy Christensen, Esq.

Jeeho M. Lee, Esq.

O’Melveny & Myers LLP

1301 Avenue of the Americas, 17th FL

New York, New York 10019

(212) 326-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Sunrise Realty Trust, Inc. (the “Company” or “Registrant”) Stock Incentive Plan, as amended (the “Plan”), includes an evergreen provision which provides that the total number of shares reserved for issuance under the Plan (the “Share Limit”) will automatically increase (i) upon the sale and consummation of any offering of the Company’s Common Stock (each such sale and offering, an “Equity Offering”), in an amount equal to ten percent (10.0%) of the total number of shares of Common Stock sold by the Company in connection with such Equity Offering and (ii) if on the last day of the Company’s fiscal year, the Share Limit has not increased during such fiscal year by an aggregate amount equal to or greater than two percent (2.0%) of the total number of shares of Common Stock outstanding on the first day of such fiscal year (the “Minimum Annual Increase”), then in an amount equal to the difference between the Minimum Annual Increase and the aggregate amount that the Share Limit increased during such fiscal year, effective as of the last day of such fiscal year. Notwithstanding the foregoing, the Company’s Board of Directors may act prior to the sale and consummation of the applicable Equity Offering or the last day of such fiscal year, as applicable, to provide that an increase in the Share Limit will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

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PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on July 12, 2024 (Commission File No. 333-280781);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024, filed with the Commission on March 6, 2025 (Commission File No. 001-41971);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 21, 2025 and January 29, 2025 (Commission File No. 001-41971) and only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not as to information “furnished” thereunder); and

(d)	The description of the Company’s Common Stock contained in its Registration Statement on Form 10-12B originally filed on February 22, 2024, as amended on April 8, 2024, May 20, 2024, June 10, 2024, June 24, 2024 and June 28, 2024 (Commission File No. 001-41971), under the Exchange Act, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025 (Commission File No. 001-41971).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 3, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1†	Sunrise Realty Trust, Inc. Stock Incentive Plan (filed as Exhibit 10.4 to Amendment No. 3 to the Company’s Registration Statement on Form 10-12B filed on June 10, 2024 and incorporated herein by reference).

5.1	Opinion of Venable LLP (opinion re legality).

23.1	Consent of CohnReznick LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included in this Registration Statement under “Power of Attorney”).

107	Filing Fee Table

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on March 12, 2025.

Sunrise Realty Trust, Inc.

By:	/s/ Brian Sedrish
Brian Sedrish
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian Sedrish and Brandon Hetzel, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Sedrish	Chief Executive Officer and Director	March 12, 2025
Brian Sedrish	(Principal Executive Officer)

/s/ Brandon Hetzel	Chief Financial Officer and Treasurer	March 12, 2025
Brandon Hetzel	(Principal Financial and Accounting Officer)

/s/ Leonard M. Tannenbaum	Executive Chairman, Director	March 12, 2025
Leonard M. Tannenbaum

/s/ Alexander Frank	Director	March 12, 2025
Alexander Frank

/s/ Jodi Hanson Bond	Director	March 12, 2025
Jodi Hanson Bond

/s/ James Fagan	Director	March 12, 2025
James Fagan

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